Exhibit 21.1

CIM COMMERCIAL TRUST CORPORATION

LIST OF SUBSIDIARIES

Entity	State of Formation
PMC Commercial Lending, LLC	Delaware
PMC Funding Corporation	Florida
PMC Properties, Inc.	Delaware
PMC Asset Holding, LLC	Delaware
PMC Preferred Capital Trust A	Delaware
PMC Mortgage Corp., LLC	Delaware
First Western SBLC, Inc.	Florida
FW Asset Holding, LLC	Delaware
Urban Partners GP, LLC	Delaware
CIM Urban Partners, L.P.	Delaware
CIM Urban REIT Properties III, L.P.	Delaware
CIM Urban REIT Properties VIII, L.P.	Delaware
CIM/Oakland Downtown, L.P.	Delaware
CIM/Oakland Downtown, Inc.	California
Union Square 825 Property LP	Delaware
Union Square 941 Property LP	Delaware
CIM/Oakland 2353 Webster, LP	Delaware
CIM/Oakland 1333 Broadway, LP	Delaware
CIM/Oakland 1901 Harrison, LP	Delaware
CIM/Oakland 1 Kaiser Plaza, LP	Delaware
CIM/980 9th Street (Sacramento), LP	Delaware
CIM/11600 Wilshire (Los Angeles), LP	Delaware
47 East 34th Street (NY), L.P.	Delaware
9901 La Cienega (Los Angeles) Owner, LLC	Delaware
4750 Wilshire Blvd. (LA) Owner, LLC	Delaware
CIM Urban REIT Properties I, L.P.	California
CIM Urban REIT Properties II, L.P.	California
CIM/J Street Hotel Sacramento, L.P.	California
47 East 34th Street (NY) GP, LLC	Delaware
CIM/11600 Wilshire (Los Angeles) GP, LLC	Delaware
CIM/J Street Hotel Sacramento GP, LLC	California
CIM Urban REIT Properties XIII, L.P.	Delaware
CIM Urban REIT GP I, LLC	California
CIM/Oakland 1333 Broadway GP, LLC	Delaware
CIM/Oakland Office Portfolio, LP	Delaware
CIM/Oakland Office Portfolio GP, LLC	Delaware
CIM/Oakland 1901 Harrison GP, LLC	Delaware
CIM/Oakland Office Properties GP, LLC	Delaware
CIM Urban REIT Properties X, L.P.	Delaware
CIM/Union Square 825 GP LLC	Delaware
CIM Urban REIT GP III, LLC	Delaware
CIM Urban REIT Properties XI, L.P.	Delaware
CIM/Union Square 941 GP LLC	Delaware
CIM Urban REIT GP II, LLC	Delaware
CIM Urban REIT GP IV, LLC	Delaware
CIM Urban REIT Properties VIII Holdings, L.P.	Delaware
CIM Urban REIT Properties VIII GP, LLC	Delaware
CIM/Oakland Center 21, LP	Delaware
CIM/Texas Apartments GP 1, LLC	Delaware
CIM/4649 Cole Avenue (Dallas), LP	Delaware
CIM/3636 McKinney Avenue (Dallas), LP	Delaware

Entity	State of Formation
CIM/3839 McKinney Avenue (Dallas), LP	Delaware
CIM/4200 Scotland Street (Houston), LP	Delaware
CIM Urban REIT Properties IX, L.P.	Delaware
CIM Urban REIT Properties XII, L.P.	Delaware
CIM/Union Square Plaza GP LLC	Delaware
Union Square Plaza Owner LP	Delaware
CIM Wilshire (Los Angeles) Manager, LLC	Delaware
CIM Wilshire (Los Angeles) Investor, LLC	Delaware
CIM 11620 Wilshire (Los Angeles) GP, LLC	Delaware
CIM 11620 Wilshire (Los Angeles), LP	Delaware
CIM Urban REIT 211 Main St. (SF) GP, LLC	California
CIM Urban REIT 211 Main St. (SF), LP	California
CIM Urban REIT Properties V, L.P.	Delaware
CIM Urban REIT Properties VI, L.P.	Delaware
CIM REIT Newco 1 GP, LLC	California
CIM REIT LP Newco 1, LP	California
9901 LA Cienega (Los Angeles) TRS, LLC	Delaware
Lindblade Media Center (LA) Owner, LLC	Delaware
CIM Urban Holdings, LLC	Delaware
CIM Urban REIT Holdings LLC	Delaware
CIM Real Estate Credit, LLC	Delaware
Two Kaiser Plaza (Oakland) Owner, LLC	Delaware